UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2009

Date of Report (Date of earliest event reported)

bebe stores, inc.

(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Valley Drive
Brisbane, California  94005

(Address of principal executive offices)  (Zip Code)

(415) 715-3900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

As of May 15, 2009, bebe stores, inc.  (the “Registrant”) and Wells Fargo Bank, National Association (the “Bank”) entered in to a Credit Agreement (the “Agreement”) dated May 15, 2009 between the Registrant and the Bank with an expiration of May 15, 2012. This Agreement will replace our existing Business Loan Agreement with Bank of America, N.A. originally entered in to on March 28, 2003 and amended on November 24, 2003, September 15, 2004, November 22, 2005 and March 31, 2009. There are currently no outstanding borrowings and $2.6 million in outstanding letters of credit which will expire at various times through July 2009.

The Agreement provides the Registrant with an unsecured commercial line of credit which provides for borrowings and issuance of letters of credit for up to $25.0 million and expires on May 15, 2012.  The Agreement requires the Registrant to comply with certain financial covenants, including amounts for minimum tangible net worth, unencumbered liquid assets and profitability, and certain restrictions on making loans and investments.  Outstanding cash borrowings bear interest at either a fluctuating rate per annum determined by the Bank to be 1.75% above the Daily One Month LIBOR Rate in effect from time to time or at a fixed rate per annum determined by the Bank to be 1.75% above LIBOR in effect on the first day of the applicable Fixed Rate Term.  When interest is determined in relation to the Daily One Month LIBOR Rate, each change in the interest rate shall become effective each Business Day that the Bank determines that the Daily One Month LIBOR Rate has changed. At any time during which the Agreement bears interest under one method versus the other, the Registrant may elect the alternative interest calculation method.

The foregoing description of the Agreement and the related Revolving Line of Credit Note (the “Note”) are qualified in their entirety by reference to the full text of the Agreement and the Note, copies of which are filed herewith as Exhibit 10.27 and 10.28 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.27	Credit Agreement between Registrant and the Bank, dated May 15, 2009

10.28	Revolving Line of Credit Note between the Registrant and the Bank, dated May 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2009	bebe stores, inc.

	By:	/s/ Walter Parks
	Name:	Walter Parks
	Title:	Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.27	Credit Agreement between Registrant and the Bank, dated May 15, 2009

10.28	Revolving Line of Credit Note between the Registrant and the Bank, dated May 15, 2009